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                                                                    Exhibit 23.8



            [Letterhead of Silverman, Collura, Chernis & Balzano, P.C.]

               CONSENT OF SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C

     We consent to the reference to us under the caption "Validity of Securities" in the Prospectus constituting a part of the Registration Statement on Form S-1 (Registration No. 333-42541) filed by Atlantic Express Transportation Corp. (the "Company") and its subsidiary guarantors to effect registration of the Company's 103/4% Senior Secured Notes due 2004 and the guarantees thereof.




                              /s/ Silverman, Collura, Chernis & Balzano, P.C. Silverman, Collura, Chernis & Balzano, P.C.




New York, New York
January 27, 1998